Exhibit 10.28





                                 DUCT AGREEMENT



                                     BETWEEN


                         -------------------------------


                                       AND


                          NORTHEAST OPTIC NETWORK, INC.


                                     FOR THE


                PROVISION OF FIBER OPTIC FACILITIES AND SERVICES




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                                TABLE OF CONTENTS
1.       PREAMBLE.................................................................................................1

2.       RECITALS.................................................................................................1

3.       DEFINITIONS..............................................................................................1
         3.1      Activation Date.................................................................................1
         3.2      Actual Cost.....................................................................................1
         3.3      Affiliate.......................................................................................1
         3.4      Annual Fee......................................................................................2
         3.5      Cable...........................................................................................2
         3.6      Cable Accessories...............................................................................2
         3.7      _DN or __Digital Network........................................................................2
         3.8      Claims..........................................................................................2
         3.9      Demarcation Point...............................................................................2
         3.10     Designated City.................................................................................2
         3.11     Duct Segment....................................................................................2
         3.12     Duct System.....................................................................................2
         3.13     Ending Date.....................................................................................2
         3.14     Equipment.......................................................................................2
         3.15     Favored Customer Rates..........................................................................2
         3.16     Force Majeure Events............................................................................2
         3.17     Grantee.........................................................................................2
         3.18     Grantee Space...................................................................................2
         3.19     Grantor.........................................................................................2
         3.20     Grantor Space...................................................................................3
         3.21     Grantor's Territory.............................................................................3
         3.22     In Service Date.................................................................................3
         3.23     Make Ready Work.................................................................................3
         3.24     Network Addition................................................................................3
         3.25     __Net...........................................................................................3
         3.26     Periodic Inspection.............................................................................3
         3.27     Program Managers................................................................................3
         3.28     Proprietary Information.........................................................................3
         3.29     Specifications..................................................................................3
         3.30     Term............................................................................................3
         3.31     Third Party.....................................................................................3

4.       GRANTEE'S RIGHT TO USE; OBLIGATION TO BUILD..............................................................3
         4.1      Grant of Right..................................................................................3
         4.2      Grant Subject to Security Interests.............................................................4
         4.3      Limitations.....................................................................................4


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         4.4      Obligation to Build.............................................................................4
         4.5      Cable Measurement...............................................................................4
         4.6      Other Cables/Facilities.........................................................................4

5.       MODIFICATIONS TO THE CABLE...............................................................................4
         5.1      Withdrawal of Duct Segments by the Grantor......................................................4
         5.2      Cost and Means of Right of Way Acquisitions.....................................................5
         5.3      Grantee's Right to Build and Connect Third Party Segments.......................................5
         5.4      Third Party Connections.........................................................................5
         5.5      Connection Grants...............................................................................6

6.       ENGINEERING AND DESIGN...................................................................................6
         6.1      Grantor's Obligations...........................................................................6
         6.2      Grantee's Obligations...........................................................................6

7.       MAKE READY WORK..........................................................................................6
         7.1      Responsibility for Performance..................................................................6
         7.2      Condition of Duct System........................................................................7
         7.3      Costs...........................................................................................7

8.       INSTALLATION.............................................................................................7
         8.1      Grantee's Right to Select Contractors...........................................................7
         8.2      Grantee's Right to Issue Specifications.........................................................7
         8.3      Grantor's Installation Obligations..............................................................8
         8.4      State Fees......................................................................................8
         8.5      Public Rights of Way............................................................................8

9.       POINT OF DEMARCATION; BUILDING EXTENSIONS................................................................8
         9.1      Marking.........................................................................................8
         9.2      Building Extensions.............................................................................8

10.      MAINTENANCE..............................................................................................8
         10.1     Grantee's Obligations...........................................................................8
         10.2     Grantor's Obligations...........................................................................9

11.      RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE...........................................................9
         11.1     By the Grantee..................................................................................9
         11.2     By the Grantor..................................................................................9
         11.3     Emergency Relocations; Third Party Relocations.................................................10
         11.4     Cable Failure; __Net Equipment.................................................................10

12.      CONSTRUCTION, MAINTENANCE AND REMOVAL OF THE CABLE......................................................10
         12.1     Interference With Other Joint Users............................................................10

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         12.2     Grantor's Approval of Third Party Work.........................................................10
         12.3     Grantor's Right to Maintain Service............................................................11
         12.4     Notice.........................................................................................11
         12.5     Emergency Use of the Grantor's Property........................................................11
         12.6     Return of Removed Material.....................................................................11

13.      PERIODIC INSPECTIONS....................................................................................11
         13.1     By the Grantor.................................................................................11
         13.2     Grantee's Obligations..........................................................................11
         13.3     Cost...........................................................................................12

14.      APPROVALS AND CONSULTATION..............................................................................12
         14.1     Role of Program Managers.......................................................................12
         14.2     Definition of Consultation/Cooperation and Approval............................................12

15.      OWNERSHIP OF THE CABLE..................................................................................12
         15.1     Title; Tax Accounting..........................................................................12
         15.2     Reversion of Beneficial Ownership..............................................................13

16.      USE OF THE CABLE BY THE GRANTOR.........................................................................13
         16.1     Fibers and Use.................................................................................13
         16.2     Option to Purchase Additional Fibers...........................................................13
         16.3     Additional Service.............................................................................13
         16.4     Space in Grantee's and Grantor's Facilities....................................................14

17.      CASUALTY................................................................................................14

18.      GENERAL REPRESENTATIONS AND WARRANTIES..................................................................15
         18.1     Common Representations.........................................................................15
         18.2     General Representations by the Grantor.........................................................15
         18.3     Representation by the Grantor As To Duct System................................................15
         18.4     Representation by the Grantor As to Right to Place Cable.......................................15
         18.5     Work Clearances and Related Delays.............................................................15
         18.6     General Representations by the Grantee.........................................................15

19.      INSURANCE...............................................................................................16

20.      TERM AND TERMINATION....................................................................................16
         20.1     Period.........................................................................................16
         20.2     Early Termination of Agreement.................................................................16
         20.3     Termination of Duct Segment....................................................................17
         20.4     Cost Reimbursement.............................................................................17

21.      ANNUAL FEE..............................................................................................17


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         21.1     Amount.........................................................................................18
         21.2     CPI Adjustments................................................................................18
         21.3     When Due.......................................................................................18
         21.4     Initial Annual Fee.............................................................................18

22.      FORCE MAJEURE...........................................................................................18
         22.1     Optional Termination...........................................................................18
         22.2     Suspension Pending Force Majeure...............................................................19

23.      PROPRIETARY INFORMATION.................................................................................19
         23.1     Obligation to Maintain as Confidential.........................................................19
         23.2     Route Constitutes Proprietary Information......................................................19

24.      ACCESS AND SECURITY.....................................................................................19
         24.1     Access by the Grantor..........................................................................19
         24.2     Access by the Grantee..........................................................................20
         24.3     Access by the Grantee to _DN Space.............................................................20
         24.4     Grantee's Work.................................................................................21

25.      NO JOINT VENTURE; COSTS.................................................................................21
         25.1     Relationship...................................................................................21
         25.2     Costs..........................................................................................21

26.      PUBLICITY AND ADVERTISING...............................................................................21
         26.1     Limitations....................................................................................21
         26.2     Exceptions.....................................................................................22

27.      MARKETING RELATIONSHIP..................................................................................22

28.      SEVERABILITY............................................................................................22

29.      LABOR RELATIONS.........................................................................................22
         29.1     Notice by the Grantor..........................................................................22
         29.2     Notice by the Grantee..........................................................................23
         29.3     Determination by the Grantee...................................................................23
         29.4     Determination by the Grantor...................................................................23

30.      CONSENTS AND WAIVERS....................................................................................23

31.      TAXES AND GOVERNMENTAL CHARGES..........................................................................24

32.      INDEMNIFICATION.........................................................................................24
         32.1     By the Grantee.................................................................................24
         32.2     Indemnification Procedures.....................................................................24


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         32.3     Limitation of the Grantor Liability............................................................25
         32.4     Limitation of the Grantee Liability............................................................25

33.      DEFAULT.................................................................................................25

34.      ASSIGNMENT..............................................................................................25
         34.1     By Grantee.....................................................................................25
         34.2     Change of Control..............................................................................26
         34.3     Grantor's Right to Pledge Agreement and Transfer Property......................................26
         34.4     Grantee's Right to Pledge Agreement and Lease Fibers...........................................26
         34.5     Right to Assign................................................................................26

35.      APPROVALS, PERMITS, AND CONSENTS........................................................................26
         35.1     Grantee's Obligations..........................................................................26
         35.2     Opinion........................................................................................26
         35.3     Grantor's Obligations..........................................................................26

36.      NOTICES.................................................................................................27
         36.1     Form and Address...............................................................................27
         36.2     How Sent.......................................................................................27
         36.3     Damage Notification............................................................................28

37.      DISPUTE RESOLUTION......................................................................................28
         37.1     Arbitration....................................................................................28
         37.2     Award; Costs...................................................................................29

38.      EXERCISE OF RIGHT.......................................................................................29

39.      ADDITIONAL ACTIONS AND DOCUMENTS........................................................................29

40.      SURVIVAL................................................................................................29

41.      HEADINGS................................................................................................30

42.      INCORPORATION OF EXHIBITS...............................................................................30

43.      COUNTERPARTS............................................................................................30

44.      APPLICABLE LAW..........................................................................................30

45.      PRIOR AGREEMENTS........................................................................................30
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                         AGREEMENT FOR THE PROVISION OF
                       FIBER OPTIC FACILITIES AND SERVICES


1.       PREAMBLE

This Agreement is entered into on ____________ __, 19__ between ____________________, (the "Grantor") and NorthEast Optic Network, Inc., a Delaware corporation with an address at 391 Totten Pond Road, Suite 401, Waltham,
MA 02154 (the "Grantee").

2.       RECITALS

2.1 WHEREAS, the Grantor is the owner of subterranean structures, conduits, and associated civil works (the "Duct System") and has certain rights to use easements, and/or rights of way within which the Duct System is located in the State of ________________ as part of the Grantor's electric distribution system;

2.2 WHEREAS, the Grantee seeks to install innerducts and fiber optic cables in certain portions of the Duct System to be used by the Grantee and the Grantor for their communication systems; and

2.3 WHEREAS, the Grantor is willing to grant the use of its Duct System and the use of the fiber filaments in the fiber optic cable once installed in the Duct System to the Grantee in exchange for certain annual fees and the use of a portion of the installed cable consisting of __ singlemode fiber optic filaments in each cable installed in the Duct Systems;

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions contained in this Agreement, the parties agree as follows:

3.       DEFINITIONS

3.1 Activation Date - The date on which the Cable in a Duct Segment is accepted by the parties as operational in accordance with the acceptance and performance specifications set forth in Exhibit 3.29.

3.2 Actual Cost - Reasonable direct cost plus appropriate overhead cost but without other mark-up or profit.

3.3 Affiliate - As defined under the Securities Act of 1933, as amended.

3.4 Annual Fee - See Section 21.1.


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3.5 Cable - Fiber optic filaments contained in any suitable jacketing or sheath and installed by the Grantee in the Grantor's Duct System.

3.6 Cable Accessories - The attachment and suspension hardware, splice closures and other components necessary either for the placement of the Cable or for the continuity of the fiber filaments within the Cable.

3.7 DN or Digital Network - All the optical fiber filaments in the Cable (other than the __ fibers to be used by the Grantor as __Net), the Grantee's Equipment and the Grantee's Space.

3.8 Claims - See Section 32.1.

3.9 Demarcation Point - See Section 9.1.

3.10 Designated City - _______________, __.

3.11 Duct Segment - That portion of the Duct System between any two designated manholes.

3.12 Duct System - See Section 2.1.

3.13 Ending Date - See Section 20.1.

3.14 Equipment - The power equipment, electronic and optronic equipment, including, without limitation, repeaters, junctions, patch panels, alarm monitoring equipment and other equipment necessary to provide a network of fiber optic transmission capacity located on the network side of the Demarcation point. The word "equipment" when not capitalized, refers to equipment of any type.

3.15 Favored Customer Rates - See Section 16.3.

3.16 Force Majeure Events - See Section 22.1.

3.17 Grantee - See Section 1.

3.18 Grantee Space - Space to be provided by the Grantor to the Grantee, as available in the sole judgment of the Grantor, in existing facilities of the Grantor within the Designated City for the placement of Equipment to be used solely in connection with _DN.

3.19 Grantor - See Section 1.


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3.20 Grantor Space - Space to be provided by the Grantee to the Grantor for the placement of Equipment used solely in connection with __Net.

3.21 Grantor's Territory - The geographical areas where the Grantor provides retail or wholesale electric service; owns or operates electric transmission and/or distribution facilities or has obtained rights, interests or permissions which would allow the Cable to be installed in such areas.

3.22 In Service Date - A date after the Activation Date when the _DN fibers are transmitting light from a revenue producing customer including, without limitation, the Grantor.

3.23 Make Ready Work - See Section 7.1.

3.24 Network Addition - Any Duct Segment not included in the Grantee's initial building plans.

3.25 __Net - The # fiber optic filaments in one or more single color-coded tubes within the Cable to be used by the Grantor, the Grantor's Equipment and the Grantor's Space.

3.26 Periodic Inspection - The inspections conducted at irregular intervals by the Grantor on all or portions of the Duct System for the sole purpose of determining that the Grantee's occupancies of the Grantor's property is as authorized and is maintained in conformance with the terms of this Agreement.

3.27 Program Managers - See Section 14.1.

3.28 Proprietary Information - See Section 23.1.

3.29 Specifications - The specifications set forth in Exhibit 3.29.

3.30 Term - See Section 20.1.

3.31 Third Party - Any party, person or entity other than the Grantor or the Grantee or an Affiliate of the Grantor or the Grantee and any party, person, or entity that is not a successor or permitted assignee of the Grantor or the Grantee.

4.       GRANTEE'S RIGHT TO USE; OBLIGATION TO BUILD

4.1 Grant of Right. The Grantor grants to the Grantee the right to install Cable in portions of the Duct System selected by the Grantee and as approved by the Grantor in the Designated City and, once installed, the indefeasible right to use the fiber optic


                                       -3-

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filaments within the Cable, except for the # fiber optic filaments reserved for the Grantor's use.

4.2 Grant Subject to Security Interests. The Grantor has granted to Third Parties security interests in certain of its real and personal property and releases, approvals and waivers may therefore be required from the Third Parties as a result of the grant provided for in Section 4.1. The Grantor agrees to use its best efforts to secure nondefeasance agreements or other equivalent releases, approvals or waivers from these Third Parties as may be required or permitted under the terms of the applicable security agreements within nine months of the date of this Agreement; provided, however, that if such releases, approval or waiver cannot be obtained because the Cable has not been installed in the Duct System then the nine month period shall commence upon such installation.

4.3 Limitations. The grant in Section 4.1 is solely for the Grantee's use (or the use by an assignee of the Grantee, pursuant to Section 34.4) in providing telecommunications services. The Grantee shall exercise the right to use the Cable solely to operate _DN and to serve its customers in accordance with applicable state and federal regulations. Each Cable shall not contain more than XXX fibers.

4.4 Obligation to Build. Both parties agree to use their best efforts to install the Cable in the Duct System according to a schedule to be subsequently agreed upon by the parties but in any case the Grantee shall install at least ____ feet of Cable within 12 months of the date of this Agreement. The parties' obligations under this Section 4.4 shall be subject to manufacturing or supplier delays, governmental regulatory delays, delays caused by the Grantor as a supplier of services or equipment under the terms of this Agreement and to delays resulting from the Grantor's obligation to maintain reliable electric service.

4.5 Cable Measurement. All of the Cable within the Duct System shall be measured on a duct footage basis.

4.6 Other Cables/Facilities. This Agreement shall not be construed as limiting or restricting the Grantor in any manner from using its structures, Duct System, easements, franchise rights, and/or rights of way for the installation of its fiber optic cables or telecommunication facilities for its own use or that of Third Parties.

5.       MODIFICATIONS TO THE CABLE

5.1 Withdrawal of Duct Segments by the Grantor. During the one year period following the date of this Agreement, the Grantor shall have the right to withdraw from this Agreement, upon notice to the Grantee, any portion of the Duct System that it deems, in its sole and absolute judgment, not to have adequate capacity or


                                       -4-

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structural suitability for the Cable. The Grantee shall have no obligations to the Grantor with respect to that portion of the Duct System so withdrawn.

5.2 Cost and Means of Right of Way Acquisitions. The Grantee shall be responsible for, and the Grantor shall cooperate in, the acquisition of any easement or right-of-way rights, or any certificate of public convenience and necessity or other rights to use public roads that may be required in order to permit (i) the installation, operation and maintenance of the Cable or (ii) the use of the _DN fibers by the Grantee. New easements obtained by the Grantee shall be assignable to the Grantor, if possible. If the use of the power of eminent domain is necessary in order to acquire any additional right-of-way rights required for the use of the _DN by the Grantee, then any required condemnation action shall be brought by the Grantee in its own behalf. The Grantor will cooperate with the Grantee in obtaining such legal and regulatory permits and authorizations as are needed in order to allow the Grantee to be an authorized condemnation party in __. Any easement or right obtained by the Grantee by using the power of eminent domain shall be subsequent and subordinate to any existing rights of the Grantor. Except in the case of condemnation by the Grantee, the Grantor shall exert its best efforts to minimize the cost of such additional land or rights in land. In the event that additional rights are required by both parties the cost of the acquisition of such additional rights shall be shared by the parties pro rata based on the number of fibers controlled by each party. This Section is not intended as an acknowledgment by either party that any such acquisition of additional rights is required but only to allocate the responsibility for such acquisition if required.

5.3 Grantee's Right to Build and Connect Third Party Segments. The Grantee shall have the right to build or otherwise install Cable on property of Third Parties, at the Grantee's sole cost and expense. The Grantee may connect such Third Party facilities to the Duct Segments and Cable subject to the approval by the Grantor of the Grantee's connection plans. The work to connect such Third Party facilities located on the Grantor's property shall be performed by the Grantor. The provisions of the last two sentences of Section 6.1 shall apply to this work to be performed by the Grantor. The Grantee shall pay all of the Grantor's Actual Costs to review these connection plans and to oversee the construction of such connections. If the Grantee interconnects Third Party facilities to the Cable, the Grantee shall, upon the Grantor's request, use its best efforts to provide the right to use up to # singlemode fibers on such Third Party's facilities to maintain the continuity of __Net within the Grantor's Territory and up to # singlemode fibers outside the Grantor's Territory on terms no less favorable than those provided the Grantee for _DN.

5.4 Third Party Connections. In the event of use of connections to the Cable from public and private property, the Grantee shall designate the location and manner in which the Cable will enter and exit the Grantor's property and connects to the Cable and shall provide such specifications as needed unless so provided in the engineering


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plans of the Grantor's property. Such specifications will be subject to change from time to time by the written consent of the parties hereto. The Grantor shall have the right to review and approve connections made pursuant to this
Section 5.4.

5.5 Connection Grants. The Grantor hereby grants the Grantee the right to install, maintain, and operate the connections to the Cable as described in this
Section 5.

6.       ENGINEERING AND DESIGN

6.1 Grantor's Obligations. In consultation with the Grantee, and in accordance with the Specifications, the Grantor and/or its consultants shall engineer, provide detailed specifications, construction working prints and other data necessary to permit the construction and installation of the Cable in the Duct System. The Grantor shall also design all alternating current power sources, buildings and other necessary and related articles of property which, together with the articles of property to be designed by the Grantee, are required to provide usable fiber optic transmission capacity throughout the Grantor's Duct System. All such detailed specifications, construction working prints and other information shall be subject to the Grantee's approval. The Grantee shall reimburse the Grantor for the Grantor's Actual Costs incurred pursuant to this
Section 6.1. The Grantor shall use its best efforts to perform the work called for by this Section 6.1 at the lowest possible cost to the Grantee. The services provided by the Grantor in this Section 6.1 shall be performed in a professional and workmanlike manner.

6.2 Grantee's Obligations. The Grantee, at its sole cost and expense, shall design, in cooperation with the Grantor, all electronic and optronic equipment and shall provide detailed specifications, construction working prints and other necessary data for __Net and _DN including, without limitation, the Cable and repeaters, patch panels, terminations, terminals, splice cases and closures, alarm monitoring equipment, Equipment and all other necessary and related articles of property which, together with the articles of property to be designed by the Grantor pursuant to Section 6.1 are required to provide fiber optic transmission capacity throughout the Duct System. All Equipment and other equipment utilized solely in connection with __Net shall be paid for solely by the Grantor.

7.       MAKE READY WORK

7.1 Responsibility for Performance. In the event the Grantor and the Grantee determine that any work is required or desirable to install manholes, handholes, subduct, pulling rope or supplementary civil works, make the existing Duct System capable of containing the Cable, or provide for alternative Duct Segments (collectively "Make Ready Work"), the Grantor will either perform such Make Ready Work or permit the Grantee or its contractor to perform such Make Ready Work. Any charges for Make Ready Work performed by the Grantor (other than to satisfy the


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representation made in Section 18.3) will be paid at the Grantor's Actual Costs.
If the Grantor elects to perform any Make Ready Work, the Grantor will either
(i) endeavor to include such work in its normal work load schedule, or (ii) at the request of the Grantee, based on the availability of the Grantor's manpower, shall perform such Make Ready Work after normal hours and at prevailing overtime rates, but not less than straight-time rates.

7.2 Condition of Duct System. The Grantor shall make available its Duct System and other facilities owned or controlled by the Grantor as required to provide for continuous locations in which the Cable can be placed. The Grantor shall perform such work, if any, at its expense, as may be required to satisfy the representation made in Section 18.3. Any additional improvements necessary to permit the Duct System to contain the Cable shall be made at the expense of the Grantee. Work required which is common to both Sections 7.2 and 18.3 shall be performed at the sole cost of the Grantee.

7.3 Costs. The Grantee shall reimburse the Grantor for the Grantor's Actual Cost incurred in connection with any Make Ready Work done pursuant to Section 7.1 or in connection with engineering, construction and installation of the Cable, including without limitation the labor and equipment cost of removal of existing facilities. The Grantee shall reimburse the Grantor its Actual Cost of any upgrading or replacement of Duct System or facilities that is necessary in order to make such Duct System or facilities capable of containing the Cable (other than to satisfy the representation made in Section 18.3). The Grantor shall use its best efforts to perform the work called for by Section 7.1 at the lowest possible cost to the Grantee. The services provided by the Grantor in Section
7.1 shall be performed in a professional and workmanlike manner.

8.       INSTALLATION

8.1 Grantee's Right to Select Contractors. The Grantor shall provide the Grantee with an estimate of the Grantor's Actual Cost for the installation of the Cable and Cable Accessories. The Grantee may then request that the Grantor seek bids from qualified contractors and the Grantor's Actual Cost shall then not exceed the lowest qualified bid. If an outside contractor is selected, the Grantor may, however, act as general contractor on the work done under this Section 8. The provisions of the last two sentences of Section 7.3 shall apply to any work done under this Section 8.1 by the Grantor.

8.2 Grantee's Right to Issue Specifications. The Grantee shall have the right but not the obligation to participate in the Grantor's issuance of contracts containing general provisions, technical specifications, conditions of installation, work schedules, and construction documentation which may include design prints, engineering plans, installation procedures and manuals, construction methods and practices, material


                                       -7-

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handling properties, safety procedures, performance standards, payment schedules, testing and acceptance requirements and other contractual terms and conditions which may be issued prior to the commencement of any work.

8.3 Grantor's Installation Obligations. The Grantor shall supervise and, in consultation with the Grantee, be responsible for the construction or oversight of the construction and installation as necessary to install the Cable and Cable Accessories, including without limitation installation hardware, required for _DN and __Net, in accordance with the engineering and design requirements finalized pursuant to Section 6, and Exhibit 3.29, Cable and Performance Specifications.

8.4 State Fees. The Grantee shall either pay directly or reimburse the Grantor for any fees payable to any State agency or other authority for the use of any public rights-of-way as a result of the Grantee's use of or right to use the _DN. The Grantee shall reimburse the Grantor for its Actual Costs incurred pursuant to this Section 8.5.

8.5 Public Rights of Way. The Grantee shall at its sole cost and expense obtain all federal, state and municipal occupancies and other rights that may be required for the installation of _DN in public rights-of-way or the use thereof.

9.       POINT OF DEMARCATION; BUILDING EXTENSIONS

9.1 Marking. The point of demarcation (the "Demarcation Point") for the purpose of this Agreement shall be indicated by a visible, indelible mark or tag of long-lasting durability, at a point on one side of which is the Grantee's responsibility, termed network side, on the other side of the Demarcation Point, termed premise side. Both the Grantor and the Grantee shall be responsible for their respective Equipment and any Cable extensions. The color coding of the tube(s) and fibers dedicated for the Grantor's use shall remain consistent throughout the Duct System.

9.2 Building Extensions. _DN will be extended by the Grantee for use by the Grantee within buildings as required. In such extensions the entire Cable beyond the building patch panel shall remain the property of the Grantee and the Grantor shall receive an indefeasible right to use # fibers for __Net to the point of the building patch panel. The Grantee or its customer shall obtain approval from the owners of the property for all such use and as to the physical location of Cable and, as to installation, maintenance and operation of the Grantee's facilities on said property.

10.      MAINTENANCE

10.1 Grantee's Obligations. Provided that the Grantee has been given the permission referred to below in this Section 10, the Grantee shall maintain and repair the Cable, including emergency repairs and splices, pursuant to the terms and conditions outlined in Exhibit 10.1 - Maintenance Specifications. In the event the


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Grantee fails to perform any necessary splicing or maintenance in accordance with the procedures and time frames set forth therein, the Grantor shall have the right, but not the obligation, to undertake such splicing or maintenance of the Cable, at the Grantee's sole cost and expense, as provided for in Exhibit
10.1. In no event shall the Grantee be permitted access to the Grantor's property without the Grantor's prior permission. The Grantor reserves the right, but not the obligation, to perform such maintenance with its own crews or contractor when required by the need to insure the safe and reliable operation of its electric system. The provisions of the last two sentences of Section 7.3 shall apply to any work done under this Section 10.1. The Grantee shall be solely responsible for all aspects of the operation of _DN and the operation and maintenance of Equipment thereon. The Grantee shall perform routine inspections of the Cable in accordance with its standard maintenance procedures and with the Grantor's approval. The Grantee shall provide notice to the Grantor at least 10 working days in advance of any maintenance upon any Duct Segment upon which any repair is to be conducted as a result of such maintenance procedures in accordance with Section 36. The Grantor shall have 10 working days to confirm the availability of any Duct Segment for maintenance.

10.2 Grantor's Obligations. The Grantor shall be solely responsible for all aspects of the operation of __Net and the operation and maintenance of Equipment thereon. The Grantor shall at its own expense, perform routine inspections of the Cable in conjunction with the periodic inspection of its electric facilities and Duct System and routine rights of way maintenance. The Grantor shall provide notice to the Grantee at least 10 working days in advance of any maintenance upon any Duct Segment upon which any repair is to be conducted on the Cable as a result of such maintenance procedures.

11.      RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE

11.1 By the Grantee. In the event that the Grantee requests relocation, replacement, or rebuild of the Cable, the cost of any such work shall be paid by the Grantee, and the Grantee shall submit to the Grantor a completed copy of
Exhibit 11.1 to request an acceptable new location. No relocation or replacement shall be performed on the Grantor's property by the Grantee without the prior written approval of the Grantor.

11.2 By the Grantor. In the event that during the Term of this Agreement the Grantor is required by public authorities or by lawful order or decree of a regulatory agency or court to relocate or modify any or all of the Duct System within which _DN or any part thereof is located, the Grantor and the Grantee shall cooperate in performing such relocation or modifications so as to minimize any interference with the use of _DN or __Net by either party and to avoid unreasonably impairing the ability of each to provide communications services of the type, quality and reliability contemplated by this Agreement. Any such relocation shall be accomplished in accordance with the provisions of Exhibit
3.29 Cable Specifications. Unless otherwise agreed by the parties, all costs directly associated with the relocation of the Cable and Equipment shall be shared by the parties on a pro rata basis based on the number of fiber optic filaments each party controls.

11.3 Emergency Relocations; Third Party Relocations. In the event of an emergency within the Grantor's Duct System, the Grantor shall have the right to replace, remove or relocate the Cable or any portion thereof without prior notice to the Grantee if such notice is not practicable. The Grantor shall incur no liability for service interruptions in connection with any such removal or relocation and the Grantee shall incur no liability for service interruptions pertaining to the Grantor's services, if so affected. If the relocation or replacement of the Cable is requested or caused by anyone other than the Grantor, the Grantor shall attempt to obtain reimbursement of the Grantor's costs from such party. Any costs not recovered from such party shall be shared by the parties on a pro rata basis based on the number of fiber optic filaments each party controls.

11.4 Cable Failure; __Net Equipment. The Grantor makes no representations with respect to the Cable. Should the Cable fail to function according to its design specifications the Grantor shall assign its warranty enforcement rights to the Grantee. The Grantee shall be entitled to any recovery and the Grantee shall have the right, where allowed by law, to recover directly from any person. Should the Cable fail to function for any reason, the Grantee shall have the right to expeditiously replace the Cable, subject to the Grantor's review and approval of the Grantee's replacement plans. The Grantee shall have no responsibility for Equipment to be used solely in connection with __Net, including without limitation, any such equipment installed or located in Grantor Space in any building or in any of the Grantee's facilities. To the extent the Grantee realizes any proceeds from the Grantor's assignment of its warranty rights to the Cable that are not expended in replacing Cable, such proceeds shall be retained by the Grantee.

12.      CONSTRUCTION, MAINTENANCE AND REMOVAL OF THE CABLE

12.1 Interference With Other Joint Users. The parties shall design, engineer, construct and maintain the Cable so as not to physically conflict or interfere with the Grantor's other property and any facilities attached thereon or placed therein by joint users or others.

12.2 Grantor's Approval of Third Party Work. Prior to the Grantee engaging the services of a Third Party to commence work to install, remove, reconfigure or maintain the Cable in any section or part of the Duct Segments, the Grantee will obtain the Grantor's prior written consent of any Third Party chosen to perform such work, and the date when such work is scheduled to commence.

12.3 Grantor's Right to Maintain Service. The Grantor shall at all times have the right to take all action necessary to maintain and repair the Grantor's property and maintain the Grantor's services to its customers, unconstrained by this Agreement but shall take reasonable precautions to protect the Cable against damage. In the event of any service outage affecting the Cable, the Grantor shall have the right to repair its facilities first. If conditions permit, the Grantee may repair its facilities concurrently with the Grantor. The Grantee acknowledges that all or a portion of the Cable will be placed in the Duct System that is part of the Grantor's electric distribution system and that at all times the safe and continuous operation of such system and the provision of electric service is the Grantor's foremost priority.

12.4 Notice. The Grantee shall give the Grantor 60 days' prior written notice of any removal(s) or material modification(s) of the Cable provided that no such removal or modification will be permitted which adversely effects the Grantor's use of __Net.

12.5 Emergency Use of the Grantor's Property. With the Grantor's prior written consent and in its sole discretion, the Grantee may temporarily use any of the Grantor's available property for emergency restoration and maintenance purposes. Any such temporary use shall be subject to such reasonable terms and conditions as may be imposed by the Grantor and shall be terminated within 90 days, or sooner, unless the Grantee applies for and the Grantor grants permission for such temporary use to be extended.

12.6 Return of Removed Material. In the event the Grantor under the provisions of this Agreement shall remove any portion of the Cable from the Grantor's property, the Grantor will deliver to the Grantee the Cable and Equipment so removed upon payment by the Grantee of the cost of removal, storage and delivery, and all other amounts due the Grantor.

13.      PERIODIC INSPECTIONS

13.1 By the Grantor. The Grantor shall have the right to make Periodic Inspections of any part of the Grantee's operations occupying the Grantor's property. The Grantor will give the Grantee reasonable advance written notice of any periodic inspections, except in those instances where, in the sole judgment of the Grantor, safety considerations justify the need for a Periodic Inspection without the delay of waiting until a written notice has been forwarded to the Grantee. A representative of the Grantee may accompany the Grantor's representative on all Periodic Inspections.

13.2 Grantee's Obligations. The making of Periodic Inspections or the failure to do so shall not impose upon the Grantor any liability of any kind whatsoever nor relieve the Grantee of any responsibility, obligations or liability assumed under this Agreement.

13.3 Cost. The Grantee shall reimburse the Grantor for its Actual Costs of Periodic Inspections only if material violations are found. Charges for such inspections shall be at the Grantor's Actual Cost.

14.      APPROVALS AND CONSULTATION

14.1 Role of Program Managers. Each party shall designate a Program Manager (a "Program Manager"). Whenever either party is entitled to approve a matter, the Program Manager for the party responsible for the matter shall notify the Program Manager of the other party of the nature of such matter. The Program Managers shall discuss such matter, and each Program Manager is authorized to approve such a matter on behalf of his company.

14.2 Definition of Consultation/Cooperation and Approval. Whenever in this Agreement it is provided that the Grantor will take action "in consultation with the Grantee," it is intended that such consultation shall be thorough and meaningful, and that the views of the Grantee with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of the Grantee in telecommunications. Whenever in this Agreement it is provided that the Grantee will take action "in cooperation with the Grantor," it is intended that such cooperation shall be thorough and meaningful, and that the views of the Grantor with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of the Grantor in telecommunications and in the transmission and use of electric power. Whenever in this Agreement it is provided that the approval or consent of one party is required, it is intended that such approval or consent will not be unreasonably withheld or delayed.

15.      OWNERSHIP OF THE CABLE

15.1 Title; Tax Accounting. Legal title to the Cable and to any item of Equipment installed within the Grantor's Duct System shall be held by the Grantor. With respect to the Cable and __Net, the Grantor shall have absolute legal and beneficial ownership, subject to the provisions of Section 16.1. With respect to the _DN fibers installed in the Grantor's Duct System, the Grantor shall hold legal title to the same as the Grantee's nominee and, with respect to such property, the Grantee will be the beneficial owner. Accordingly, the Grantee shall for tax purposes account for such property as the owner thereof and, as between the parties, shall be entitled to any investment tax credits, depreciation and any other tax attributes or liabilities with respect to those fibers. The Grantor agrees that it will not, for tax purposes, account for the property associated with _DN as though it were the tax owner thereof and shall not attempt to claim any of the tax attributes or liabilities with respect thereto. The parties agree they shall file all income tax returns and otherwise take all actions with respect to taxes in a manner which is consistent with the foregoing.

15.2 Reversion of Beneficial Ownership. Beneficial ownership of _DN shall revert to the Grantor upon termination of this Agreement or of any Duct Segment.

16.      USE OF THE CABLE BY THE GRANTOR

16.1 Fibers and Use. The Grantee shall provide not less than # usable singlemode fibers in the Cable in any Duct Segment for the unimpeded and unrestricted use by the Grantor, provided however that the requirement of usability shall not apply to any fibers located in a Duct Segment as to which the Term has expired. The Grantor may use these # singlemode fibers either (i) for the Grantor's own business purposes or (ii) may assign any number of the # fibers, or resell capacity on any of the # fibers, except that during the first ____ years of this Agreement, the Grantor may assign fibers or sell capacity only to a person, business, or entity which purchases electric service from the Grantor, provided however, that during that ____ year period, the Grantor shall not have the right, directly or indirectly, to assign any number of the # fibers, or resell capacity on any of the # fibers, to any of the following entities or an Affiliate of any such entity without the prior written consent (to which Section 30 shall not apply) of the Grantee:

               -----------------------------

               -----------------------------

               -----------------------------

               -----------------------------

Notwithstanding the foregoing, in times of emergencies affecting the Grantor's other telecommunications networks, the Grantor shall have the right to use the # singlemode fibers for any purpose until alternative arrangements can be made. If the Grantor violates the provisions of this Section 16.1 and fails to cease such violation within 90 days following notice of such violation by the Grantee, the Grantor's right to use the fibers involved in such violation shall cease and the Grantee shall then have the right to use such fibers for its own purposes.

16.2 Option to Purchase Additional Fibers. The Grantor may purchase, if mutually acceptable terms can be agreed upon between the Grantee and the Grantor, additional singlemode fibers from the Grantee at a price that is mutually acceptable.

16.3 Additional Service. In addition to providing # singlemode fibers, the Grantee shall, upon the Grantor's request, provide the Grantor with commercial telecommunication services into all locations served by the Grantee's networks in the service area at the lower of (i) the Grantee's Actual Cost or (ii) at the then lowest commercial price that the Grantee offers the same or similar services to the largest customers ("Favored Customer Rates").

16.4 Space in the Grantee's and Grantor's Facilities. Where available and requested by the Grantor, the Grantee shall provide or cause to be provided Grantor Space in the Grantee's offices and other common access areas in the Grantee's facilities or along the Duct Segments or in buildings adjacent thereto, adequate in each case to permit the Grantor to install racks of its optronics, multiplex and associated equipment used to equip __Net and to interconnect __Net with _DN. Unless otherwise agreed, the Grantor Space will comply with power, ground, physical and environmental requirements of the Grantee technical publications. Such Grantor Space shall be used by the Grantor to house the Grantor Equipment necessary to permit the use of the __Net and interconnection with the Grantor's networks. Unless otherwise agreed, the Grantor Space in the Grantee facility other than a Building, or buildings adjacent thereto, shall be in a common access area of such facility, and to the extent reasonably practicable, the Grantor Space in a Building shall be separate from any area containing the Grantee's Equipment. The Grantee shall provide the Grantor Space in the common access areas of the Grantee facilities at the then prevailing rate for such space according to the Grantee's tariff. The Grantor shall pay the Grantee's Actual Cost of providing the Grantor Space pursuant to this Section 16.4. The Grantor shall provide the Grantee with Grantee Space on terms equivalent to those on which the Grantee provides Grantor Space to the Grantor.

17.      CASUALTY

If any portion of the Cable is damaged or destroyed by casualty at any time during the Term each party shall pay a share of the cost based on the pro rata percentage of __Net and _DN contained in the Cable. With respect to the Duct Segment on which such portion of the Cable is installed, the Grantee shall have the option of having the Grantor repair, restore, or replace such portion of the Cable (and the Grantee shall reimburse the Grantor's Actual Cost of doing so) or terminating that Duct Segment. Unless the Grantee notifies the Grantor of its election to terminate that Duct Segment within 12 business days of the casualty, the Grantee shall be deemed to have elected repair, restoration and replacement of the Cable. If the Grantee elects to terminate such Duct Segment as set forth in the preceding sentence, the _DN fibers upon such portion of the Duct Segment so effected, shall be available for use by the Grantor and the Grantee shall assign, at no cost to the Grantor, all its rights and title to all buildings and Equipment on such Duct Segments so effected immediately thereafter.

18.      GENERAL REPRESENTATIONS AND WARRANTIES

18.1 Common Representations. Each of the parties represents and warrants that it has full authority to enter into and perform this Agreement, that this Agreement does not conflict with any other document or agreement to which it is a party or is bound, and that this Agreement is fully enforceable in accordance with its terms.

18.2 General Representations by the Grantor. The Grantor represents and warrants that the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the state under which it is incorporated. The execution and delivery of this Agreement and performance thereunder will not conflict with or violate or constitute a breach or default under the Grantor's Articles or Certificate of Incorporation and will not violate any law, rule or regulation applicable to the Grantor. No consents need to be obtained from any governmental agency or regulatory agency to allow the Grantor to execute, deliver and perform this Agreement except those for which provision has been made for in Section 35.1.

18.3 Representation by the Grantor As To Duct System. The Grantor represents and warrants that the Duct System is suitable for its current use and was designed and installed at a minimum to meet the requirements of the National Electrical Safety Code and/or other applicable standards then in effect.

18.4 Representation by the Grantor As to Right to Place Cable. The Grantor represents and warrants that it has the right to have the Cable placed on or in the Duct System and to have the Cable used by the Grantor as contemplated by this Agreement, subject to the governmental approvals for which provision has been made in Section 35.1 and the approvals from certain lienholders referred to in Section 4.2.

18.5 Work Clearances and Related Delays. The Grantor represents and warrants that it cannot guarantee line outages or special contingency line operating conditions that may be necessary for the installation, maintenance and repair of the Cable and that delays may be necessary. Such work clearances may be obtained from regional dispatching organization(s) with authority over the lines. The Grantee shall be responsible for the Grantor's Actual Costs associated with last minute delays caused by these regional authorities which are reasonably beyond the control of the Grantor.

18.6 General Representations by the Grantee. The Grantee represents and warrants that the Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the execution and delivery of this Agreement and the performance thereunder will not conflict with or violate or constitute a breach or default under the Certificate of Incorporation of the Grantee and will not violate any law, rule or regulation applicable to the Grantee. No consents need to be obtained from any government agency or regulatory agency to allow the Grantee to execute, deliver and perform this Agreement.

19.      INSURANCE

The Grantee, at its own expense, shall provide and maintain in force during the term of this Agreement a policy or policies of general liability insurance with an aggregate limit of no less than $_____. The policy or policies shall include contractual liability coverage to insure the indemnification agreement and products completed operations coverage. Any such policy(ies) shall be procured by the Grantee from a responsible insurance company with a "Best" rating of A or better, satisfactory to the Grantor. Certificates evidencing such policy(ies) shall be delivered to the Grantor within 30 days of the date of this Agreement. Not less than 30 days prior to the expiration date of such policies, certificates evidencing the renewal thereof shall be delivered to the Grantor. Such policies shall further provide that not less than 30 days' written notice shall be given to the Grantor before such policy(ies) may be cancelled, materially changed or undergo a reduction in Insurance limits provided thereby. The Grantor shall be named as an additional insured, but this shall not limit the Grantee's right to also include others as additional named insured. The coverage required herein shall not be deemed to limit the Grantee's liability as set forth elsewhere in this Agreement. Upon timely notice to the Grantee, the Grantor may require reasonable increases in the amount of insurance coverage which will be obtained by the Grantee within 30 days after the Grantor's request.

20.      TERM AND TERMINATION

20.1 Period. The term of this Agreement shall be for a period of __ years (the "Term") commencing on _____ __, 19XX, and ending on ______ __, 20XX (the "Ending Date") and shall automatically renew on ______ __, 20XX and thereafter for ___ year periods until terminated by either party upon notice given one year or more prior to ______ __, 20XX or any renewal date thereafter.

20.2 Early Termination of Agreement. This Agreement may be terminated prior to the Ending Date upon any one of the following events:

         (i) by the Grantee upon 180 days' prior notice to the Grantor.

         (ii) by either party in the event of a default by the other party under
Section 33.

         (iii) by the Grantor upon 90 days' prior notice in the event of a violation of Section 35.1.

The Grantee shall have the right to cure or correct any default specified under clauses (ii) or (iii) above within the time period of the notices set forth in
Section 33 or as set forth in clause (iii), and the Grantor shall have a similar right with respect to clause (ii) above.

20.3     Termination of Duct Segment.  Any Duct Segment may be terminated:

         (i) by the Grantor upon reasonable notice for the purposes of providing safe and economical electrical service; or

         (ii) by the Grantee upon five days' prior written notice if two Cable failures per month for three consecutive months occur on a Duct Segment as a result of the Grantor's electric operations and the Grantor fails to take steps to cure such failure with due diligence, unless the Grantor shall have cured such failure prior to the expiration of said five day period, or where cure is not possible within said five day period, the Grantor is proceeding to cure with due diligence.

         (iii) by the Grantor at any time if it cannot obtain the regulatory approvals needed by it to perform its obligations under this Agreement with respect to such Duct Segment or can obtain them but on terms that are unduly burdensome on the Grantor.

20.4 Cost Reimbursement. In the event of the termination of this Agreement or a portion of the Duct Segments thereof pursuant to Section 20.3, the Grantor shall reimburse the Grantee a percentage of the cost of the Cable, for such terminated portion according to the following schedule:

         Year 1                                                        100%
         Year 2                                                         80%
         Year 3                                                         60%
         Year 4                                                         40%
         Year 5                                                         20%
         Year 6 and thereafter,                                          0%
         Year 1 begins on ______ __, 19XX.

The Annual Fee described below for the portion of the year following termination of a Duct Segment shall be refunded to the Grantee. The amount of the refund shall be determined by prorating the Annual Fee for the terminated Duct Segment equally over 365 days. In no event shall the amount of the refund exceed the amounts collected on the terminated Duct Segment during that period by the Grantor.

21.      ANNUAL FEE

21.1 Amount. The Grantee shall pay an annual fee ("Annual Fee") for the grant of use provided in Section 4.1 of this Agreement at a rate of $___.00 per duct foot per year per each Cable. A Cable shall not contain more than XXX fibers. The obligation to pay this Annual Fee and that portion of the Annual Fee for underground facilities contained in Section 22.1(a) of the Agreement for the provision of Fiber Optic Facilities and Services between the parties and certain affiliates dated _____ __, 19XX shall not be cumulative. The payment of the Annual Fee under this Agreement shall, therefore, be in lieu of any payments due for the same duct space that would otherwise have been due under the _____ __, 19XX Agreement.

21.2 CPI Adjustments. The Annual Fee shall be adjusted annually by an escalation factor equal to changes in the Consumer Price Index - All Urban ("CPI-U") published by the US Department of Labor, Bureau of Labor Statistics, which shall be calculated each October based on changes in the CPI-U from the previous October. In no instance shall the CPI-U change be applied if it results in a smaller payment than the previous year's payment. As to any period during which fees have been waived, the CPI-U shall accrue to the rate during such waiver period.

21.3 When Due. All Annual Fees shall be paid on January 1st of each year. All pro-rata payments made during the year shall be based on this date. All payments shall be paid within 30 days of invoicing.

21.4 Initial Annual Fee. The initial Annual Fee payment will be due and payable within 30 days after preliminary engineering work has been accepted by both parties and shall be based upon the estimated number of duct feet to be utilized by the Grantee over the remainder of the calendar year.

22.      FORCE MAJEURE

22.1 Optional Termination. Should any of the Force Majeure Events defined below occur and should the Grantor determine that as a direct or indirect result thereof, the parties' continued performance hereunder or with respect to any portion of the Duct System and the Cable will be irreparably impaired or prevented, the parties may mutually agree to terminate this Agreement, in whole or in part as to any portion of the Duct Segments and the Cable so affected with no further obligation or liability. The parties will attempt to provide a date of termination such that the parties will have a reasonable time to obtain alternative means of providing service to customers, but neither party shall have an obligation to do so. A Force Majeure Event shall include fire, flood, strike or other labor difficulty, natural disasters, acts of God or public enemy, restraint or hindrance by any governmental authority, war, insurrection, riot, action of any regulating authorities or institution of litigation by any Third Party, or any other causes of any nature reasonably beyond the control of either party which would have a material adverse effect on the subject matter of this Agreement.

22.2 Suspension Pending Force Majeure. If a Force Majeure Event should occur then, and for a reasonable time thereafter, the parties' performance of this Agreement shall be suspended. At the conclusion of a Force Majeure Event the period of time so suspended shall be added to the dates, schedules and other performance related matters under this Agreement.

23.      PROPRIETARY INFORMATION

23.1 Obligation to Maintain as Confidential. Each party acknowledges that in the course of the performance of this Agreement it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property and trade secrets of the other ("Proprietary Information"). This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary and shall subsequently confirm said specification in writing within five days. Each party agrees to maintain the confidentiality of the Proprietary Information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the Proprietary Information. Neither party may duplicate, copy or use Proprietary Information of the other party other than to the extent necessary to perform this Agreement. Either party shall be excused from these nondisclosure provisions if the Proprietary Information received from the other party has been or is subsequently made public by the other party, is independently developed by such party, disclosed pursuant to order by a court or government agency, or if the other party gives its express, prior written consent to the disclosure of the Proprietary Information.

23.2 Route Constitutes Proprietary Information. The routing of _DN and the conditions of the Grantee's contracts with customers and customer names are deemed Proprietary Information without further notice and will not be disclosed by the Grantor absent an order by a court or regulatory body with jurisdiction over the Grantor.

24.      ACCESS AND SECURITY

24.1 Access by the Grantor. The Grantee agrees, upon reasonable request, to allow the Grantor direct ingress and egress to all the Grantor Space to be provided to the Grantor as described in Section 16.4, and to permit the Grantor to be on the Grantee's premises at such times as may be required for the Grantor to perform any appropriate maintenance and repair of equipment in such Grantor Space. The

Grantee may require that a representative of the Grantee accompany any representatives of the Grantor having access to the Grantor Space except in buildings having separate entrances providing access only to the Grantor Space therein. Employees and agents of the Grantor shall, while on the premises of the Grantee, comply with all rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. The Grantor shall provide to the Grantee a list of the Grantor's employees or authorized Grantor's designee employees who are performing work on, or who have access to, the Grantor Space. The Grantee shall have the right to notify the Grantor that certain Grantor or authorized Grantor designee employees are excluded if, in the reasonable judgment of the Grantee, the exclusion of such employees is necessary for the proper security and maintenance of the Grantee's facilities.

24.2 Access by the Grantee. The Grantor agrees, upon reasonable request, to allow the Grantee direct ingress and egress to all the Grantee Space to be provided to the Grantee as described above, and to permit the Grantee to be on the Grantor's premises at such times as may be required for the Grantee to perform any appropriate maintenance and repair of Equipment located at such Grantee Space. The Grantor may require that a representative of the Grantor accompany any representatives of the Grantee having access to the Grantee Space. Employees and agents of the Grantee shall, while on the premises of the Grantor, comply with all rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. The Grantee shall provide to the Grantor a list of the Grantee's employees or authorized Grantee's designee employees who are performing work on, or who have access to, the Grantee Space. The Grantor shall have the right to notify the Grantee that certain Grantee or authorized Grantee's designee employees are excluded if, in the reasonable judgment of the Grantor, the exclusion of such employees is necessary for the proper security and maintenance of the Grantor's facilities.

24.3 Access by the Grantee to _DN Space. The Grantee or its designees shall have the right to visit the Grantee Space and any facilities of the Grantor utilized in providing _DN upon reasonable prior written notice to the Grantor; provided, however, that the Grantor may require that a representative of the Grantor accompany any representatives of the Grantee or of an authorized Grantee designee making such visit. Such visitation right shall include the right to inspect _DN and to review worksheets, to review performance or service data, and to review other documents used in conjunction with this Agreement. Employees and agents of the Grantee or of an authorized Grantee designee shall, while on the premises of the Grantor, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. The Grantor shall have the right to notify the Grantee that certain Grantee or authorized Grantee designee employees are excluded if, in the reasonable judgment of the Grantor, the exclusion of such employees is necessary for the proper security and maintenance of the Grantor's facilities.

24.4 Grantee's Work. The Grantee shall at all times perform its work in accordance with the Grantor's safety and work procedures and in accordance with the applicable provisions of OSHA. The Grantor shall have the authority to suspend the Grantee's work operations in and around the Grantor's property if, in the sole judgment of the Grantor at any time hazardous conditions arise or any unsafe practices are being followed by the Grantee's employees, agents, or contractors. The Grantee agrees to pay the Grantor for having the Grantor's employee or agent present when the Grantee's work is being done in and around the Grantor's property. Such charges shall be at the Grantor's Actual Cost. The presence of the Grantor's authorized employee or agent(s) shall not relieve the Grantee of its responsibility to conduct all of its work operations in and around the Grantor's property in a safe and workmanlike manner, and in accordance with the terms and conditions of this Agreement.

25.      NO JOINT VENTURE; COSTS

25.1 Relationship. In all matters pertaining to this Agreement, the relationship of the Grantor and the Grantee shall be that of independent contractors, and neither the Grantor nor the Grantee shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between the Grantee and the Grantor, and no party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other party, unless expressly assumed in writing herein or otherwise. Each party retains full control over the employment, direction, compensation and discharge of its employees, and will be solely responsible for all compensation of such employees, including social security, withholding and worker's compensation responsibilities.

25.2 Costs. Except for costs and expenses specifically assumed by a party under this Agreement each party shall pay its own expenses incident to this Agreement, including without limitation amendments hereto, and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

26.      PUBLICITY AND ADVERTISING

26.1 Limitations. In connection with this Agreement, neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks or employee name without the prior written approval of the other party. Except as provided in Section
26.2 below, each party shall have the right to review and approve any publicity materials, press releases or other public statements by the other party. In connection with this Agreement, each party agrees not to issue any such publicity materials, press releases or material produced by the public relations department for the other party without written consent. Unless otherwise agreed, neither party shall release the existence of the text of this Agreement or any material portion thereof, other than in the form modified to remove all references to the identity of the other party, to any person or entity other than the parties hereto for any purpose other than those specified in Section 26.2.

26.2 Exceptions. The provisions of Section 26.1 shall not apply to reasonably necessary disclosures in or in connection with regulatory filings or proceedings, financial disclosures which in the good faith judgment of the disclosing party are required by law, or disclosures that may be reasonably necessary in connection with the performance of this Agreement.

27.      MARKETING RELATIONSHIP

Upon the written approval of the Grantor, except for the exemption of customer prospects and customers of the Grantee as listed in Exhibit 27, Sales Order Customer Exclusion List, in the event that communication service orders are received by the Grantee, as a result of the Grantee issuing sales literature or promotional material in which the name of the Grantor is mentioned or by the Grantor introducing the Grantee to customer prospects not listed in Exhibit 27, or by the Grantor undertaking any joint marketing effort with the Grantee including joint sales calls, the Grantee shall pay to the Grantor compensation equal to the first month that there is recurring revenue charged by the Grantee to those customers receiving such sales literature, promotional material or joint sales calls.

28.      SEVERABILITY

If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement; provided, however, that if any such ineffectiveness or enforcement of any provision of this Agreement, in the good faith judgment of either party, renders the benefits to such party of this Agreement as a whole uneconomical in light of the obligations of such party under this Agreement as a whole, then the other party shall negotiate in good faith in an effort to restore insofar as possible the economic benefits of this Agreement to such party.

29.      LABOR RELATIONS

29.1 Notice by the Grantor. The Grantor agrees to notify the Grantee immediately whenever the Grantor has knowledge that a labor dispute concerning its employees is delaying or threatens to delay the Grantor's timely performance of its obligations under this Agreement. The Grantor shall endeavor to minimize impairment of its obligations to the Grantee (by using the Grantor's management personnel to perform work, or by other means) in event of a labor dispute.

29.2 Notice by the Grantee. The Grantee agrees to notify the Grantor immediately whenever the Grantee has knowledge that a labor dispute concerning its employees is delaying or threatens to delay the Grantee's timely performance of its obligations under this Agreement. The Grantee shall endeavor to minimize impairment of its obligations to the Grantor (by using the Grantee's management personnel to perform work, or by other means) in the event of labor dispute.

29.3 Determination by the Grantee. If the Grantee determines that the Grantor's activities pursuant to this Agreement in any Grantee facility are causing or will cause labor difficulties for the Grantee, the Grantor agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, the Grantee shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of the Grantor's system or any portion thereof.

29.4 Determination by the Grantor. If the Grantor determines that the Grantee's activities pursuant to this Agreement in any the Grantor facility are causing or will cause labor difficulties for the Grantor, the Grantee agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, the Grantor shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of the Grantee's system or any portion thereof.

30.      CONSENTS AND WAIVERS

Whenever any party hereto is asked to consent or waive any action or matter provided herein or whenever any party has the right to do or refuse to do any act in its sole judgment or discretion provided herein, said party agrees to act reasonably and in good faith in making or refusing to consent, in waiving or refusing to waive, or in making any such judgments.

31.     TAXES AND GOVERNMENTAL CHARGES

The Grantee shall pay the Grantor the pro rata amount based on the number of fiber optic filaments under each party's control, of all taxes assessed on the Grantor which are attributable to the Grantee's portion of the Cable, buildings and Equipment. The Grantee shall pay the Grantor said taxes when they become due, which shall include all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed and attributable against the Grantee's installation, maintenance or operation of the connections to the Cable or against the Grantee's business with regards to the Cable or the connection thereto, including without limitation, all franchise and other fees to any Federal, State, City or other jurisdiction having the authority to tax or assess other governmental charges. Upon said payment to the Grantor, the Grantor shall indemnify the Grantee against any and all actions which may be brought against the Grantor and the Grantee with regard to the Grantor's remittance of said payments to any taxing authority or governmental agency. The Grantee shall have the right to pay the tax or charge under protest without being subjected to a default notice under Section 34. The Grantor shall pay, when they become due, the pro rata amount based on the number of fiber optic filaments under each party's control, all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed against the Cable, installation, maintenance or operation of the connections to the Cable or against the Grantor's business with regards to the Cable or the connection thereto, including without limitation, all franchise and other fees to any Federal, State, City or other jurisdiction having the authority to tax and assess other governmental charges. The Grantor shall have the right to pay the tax or charge under protest without being subjected to a default notice under Section 33. The Grantor warrants that it shall remit all tax payments to taxing authorities and governmental agencies and shall not cause the Cable to be levied, attached, or otherwise encumbered by any taxing authority by not having done so. Each party shall pay without apportionment any taxes levied on it based on its business profits.

32.      INDEMNIFICATION.

32.1 By the Grantee. The Grantee agrees to indemnify and hold harmless the Grantor, its employees, contractors, subcontractors, agents, directors, officers, affiliates, and subsidiaries and their respective employees, subcontractors, agents, directors and officers from and against any and all liabilities, damages, losses, claims, demands, judgments, costs, and expenses (including, subject to Section 32.2, the cost of defense thereof and attorney's fees) based on the Grantee's use of the Cable including, without limitation, any claim for infringement of patent or trade secret, made by Third Parties (collectively, "Claims").

32.2 Indemnification procedures. The Grantor shall give prompt notice of any Claim for which indemnification is or will be sought under this Section and shall cooperate and assist the Grantee in the defense of the Claim. The Grantee shall bear the cost of and have the right to control the defense and shall have the right to select counsel after consulting with the Grantor. The obligation to indemnify shall be net of any tax or insurance benefit obtained by the Grantor.

32.3 Limitation of the Grantor Liability. In no event shall the Grantor be liable to the Grantee or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues or profits, and any such claims by Third Parties against the Grantor shall invoke the obligations under, but subject to the provisions of, Section
32.1 above.

32.4 Limitation of the Grantee Liability. In no event shall the Grantee be liable to the Grantor or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues or profits.

33.      DEFAULT

If either party shall allow any payment due hereunder to be in arrears more than 60 days after notice from the other party, shall allow any policy of insurance provided by Section 19 hereof to expire without renewal, or shall remain in default under any other provision of this Agreement other than those referred to in Section 20 for a period of 30 days after notice by the other party of such default, the party so notifying the other party may, at its option, terminate this Agreement pursuant to Section 20.2(ii), provided, however, that, in the case of a default for other than failure of payment or failure to maintain insurance, where the party in default proceeds with all due diligence to cure such default and cure is not possible within said 30 days, then the party then in default shall have such time to cure the default as the defaulted party agrees is reasonably necessary.

34.      ASSIGNMENT

34.1 By the Grantee. Subject to Section 34.4, the Grantee may not assign or otherwise allow use of its rights under this Agreement to any person or entity other than an Affiliate without the prior written approval of the Grantor. The Grantor's approval will be granted provided the new person or entity demonstrates to the reasonable satisfaction of the Grantor that the proposed assignee is financially and operationally fit, willing and able to discharge its obligations under this Agreement, acquires substantially all of the Grantee's business within the geographic area of such assignment including substantially all of the assets used in such business, and agrees to be bound directly and fully by all of the terms and conditions of this Agreement.

34.2 Change of Control. Any change of control of the Grantee shall be deemed an assignment if a new person or entity other than an Affiliate, directly or indirectly, acquires 50% or more of the voting stock of the Grantee in one or more connected transactions, except that this Section 34.2 shall not apply to any acquiror of any equity interest in the Grantee, if such other acquiror was introduced to the Grantee by XXX, Inc., or if XXX, Inc. was acting as an advisor for such other acquiror.

34.3 Grantor's Right to Pledge Agreement and Transfer Property. The Grantor shall be free to mortgage, pledge, or otherwise assign its interests under this Agreement to any Third Party in connection with any borrowing or other financing activity of the Grantor provided that such assignment shall not limit or otherwise affect the Grantor's obligations under this Agreement. Any transfer of property of the Grantor included in or subject to this Agreement may be made by the Grantor provided the person acquiring such property takes it subject to this Agreement.

34.4 Grantee's Right to Pledge Agreement and Lease Fibers. The Grantee shall be free to mortgage, pledge or otherwise assign its interest under this Agreement to any Third Party in connection with any borrowing or other financing activity of the Grantee provided that such assignment shall not limit or otherwise affect the Grantee's obligations under this Agreement. The Grantee shall have the right to lease or sublease fibers of which it has the use under this Agreement to Third Parties.

34.5 Right to Assign. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns where permitted by this Agreement.

35.      APPROVALS, PERMITS, AND CONSENTS

35.1 Grantee's Obligations. During the term of this Agreement, the Grantee at its sole cost and expense shall obtain and maintain any and all necessary permits, licenses, franchises and approvals that may be required by federal, state or local law, regulation or ordinance, and shall continuously comply with all such laws, regulations or ordinances as may now or in the future be applicable to the Grantee's use and operation of the Cable. If the Grantee or any permitted assignee shall at any time fail to maintain such approvals, the Grantor may terminate this Agreement without any liability or obligation to the Grantee pursuant to Section 20.2(iii).

35.2 Opinion. Within 90 days of the date of this Agreement, the Grantee shall provide the Grantor with an opinion of counsel, in form and substance satisfactory to the Grantor, stating the Grantee's compliance with the provisions of law applicable to the Grantee's use of the Cable and its obligations under this Agreement.

35.3 Grantor's Obligations. During the term of this Agreement, the Grantor shall, at its Actual Cost to be paid by the Grantee, obtain all approvals and consents that may be required from all federal, state, and local authorities regarding all or any portion of the Cable installation or replacement upon the Duct Segments subject to such jurisdiction. Legal counsel used for this purpose shall be selected by the Grantor in consultation with the Grantee.

36.      NOTICES

36.1 Form and Address. All notices authorized or required by this Agreement shall be given in writing and delivered to the following addresses, which may change from time to time by such notice to either party, which addresses shall also serve as the addresses for the delivery of any amounts due and payable hereunder:

                  ---------------------------

                  ---------------------------

                  ---------------------------

                  ---------------------------

                  With a copy to:

                  ---------------------------

                  ---------------------------

                  ---------------------------

                  ---------------------------

                  NorthEast Optic Network, Inc.
                  391 Totten Pond Road
                  Suite 401
                  Waltham, MA  02154
                  Attention:        President

                  With a copy to:

                  Alexander A. Bernhard, P.C.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109

36.2 How Sent. Each notice, demand, request, report approval or communication which shall be mailed in the manner described above, or delivered by hand or an insured overnight courier, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

36.3 Damage Notification. In the event that the Cable is damaged for any reason, the party discovering such damage shall notify the other party of said damage by telephone at:

                  for the Grantor:  (XXX) XXX-XXXX
                  for the Grantee:  (800) 891-5080

These are 24 hour, 7 day per week emergency notification numbers. Calls shall be directed to the Supervisor on Duty, and the caller should be able to provide the following information:

         1.   Name of company making report;
         2.   Location reporting problem;
         3.   Name of contact person reporting problem;
         4.   Telephone number to call back with progress report;
         5.   Description of the problem in as much detail as possible;
         6.   Time and date the problem occurred or began; and
         7. If appropriate, a statement that "This is an emergency" and that a problem presents a jeopardy situation to the physical plant of the Grantor or the Grantee, as the case may be.

37.      DISPUTE RESOLUTION

37.1 Arbitration. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights or obligations of the parties hereunder, the question shall be referred by either party to the two Program Managers who shall deliberate such question for not more than 15 days following such referral. If a resolution is not forthcoming within said period the matter shall be deemed to have been further referred to a senior executive designated by each party who shall, within 30 days of the initial referral which invoked these dispute resolution procedures, meet with each other to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside experts for assistance in arriving at such a resolution. In the event that a resolution is not achieved within 30 days of such initial referral, then the question shall be deemed referred for final resolution to arbitrators (all of whom shall be arbitrators certified by the American Arbitration Association) named as follows:

         (i) each party shall name an arbitrator and give written notice thereof to the other party within 10 days following the expiration of such 30 day period; and

         (ii) the arbitrators so named shall within 15 days after the naming the latter of them, select an additional arbitrator. If such additional arbitrator is not selected within such 15 day period, either party may seek to appoint such third arbitrator by applying to the Boston Office of the American Arbitration Association who shall promptly appoint such third arbitrator. The three arbitrators shall then proceed promptly to hear and determine the matter in controversy. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be instructed that their decision must be made within 45 days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. If any party shall fail to appoint an arbitrator within the time specified, the remaining arbitrator or arbitrators may proceed without that arbitrator having been appointed.

37.2 Award; Costs. The decision of the arbitrators shall be in writing and signed by the arbitrators or a majority of them and shall be final and binding on the parties, and the parties shall abide by the decision and perform the terms and conditions thereof. Unless otherwise determined by the arbitrators, the fees and expenses of the arbitration shall be borne by the party losing in these dispute resolution procedures, or if no party prevails in full, as allocated by the arbitrators based on the relative merits of the parties' positions. Judgment upon the award rendered may be issued by any court having jurisdiction and application may be made to such court for a judicial acceptance of the award and an order of enforcement. All arbitration shall be conducted in Worcester, Massachusetts.

38.      EXERCISE OF RIGHT

No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

39.      ADDITIONAL ACTIONS AND DOCUMENTS

Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use its best effort to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

40.      SURVIVAL

It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

41.      HEADINGS

Article headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

42.      INCORPORATION OF EXHIBITS

The Exhibits referenced in and attached to this Agreement shall be deemed an integral part hereof to the same extent as if written at length herein.

43.      COUNTERPARTS

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the Signatures of or on behalf of each party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of all of the parties.

44.      APPLICABLE LAW

This Agreement shall be construed under and in accordance with the laws of the State of ____________________.

45.      PRIOR AGREEMENTS

This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, either oral or written, relating to the rights, obligations, or performance of this Agreement by the parties hereto, and, as such, constitutes the complete and entire agreement of the parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Witnessed                                         GRANTOR

_____________________                             By:__________________________

                                                     Title:____________________



                                                  NORTHEAST OPTIC NETWORK, INC.

                                                  By:__________________________

                                                     Title:____________________